Calculation of Filing Fee Tables
S-3
NEXTERA ENERGY CAPITAL HOLDINGS INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	NextEra Energy Capital Holdings, Inc. 3.83% Debentures, Series due June 12, 2030	457(r)	438,468,284		$ 438,468,284.13	0.0001531	$ 67,129.49
Fees to be Paid	2	Other	NextEra Energy, Inc. Guarantee of 3.83% Debentures, Series due June 12, 2030	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	NextEra Energy Capital Holdings, Inc. 4.67% Debentures, Series due June 12, 2035	457(r)	1,023,092,662		$ 1,022,529,962.00	0.0001531	$ 156,549.34
Fees to be Paid	4	Other	NextEra Energy, Inc. Guarantee of 4.67% Debentures, Series due June 12, 2035	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,460,998,246.13		$ 223,678.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 223,678.83
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement Nos. 333-278184 and 333-278184-02. The total amount of the registration fee is calculated based on the total maximum aggregate offering price of the Debentures of C$1,999,230,000. The amount to be registered and the maximum aggregate offering price for the Debentures is based on the U.S. dollar/Canadian dollar exchange rate of $1.00 = C$1.3684 as of June 9, 2025, as announced by the Bank of Canada.

[2]	NextEra Energy, Inc. has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on each of the 3.83% Debentures, Series due June 12, 2030 (the "2030 Debentures") and the 4.67% Debentures, Series due June 12, 2035 (the "2035 Debentures" and together with the 2030 Debentures, the "Debentures"). The value attributable to the NextEra Energy, Inc. guarantees, if any, are reflected in the offering price of each such Debenture, as applicable. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the NextEra Energy, Inc. guarantees is payable.

[3]	See Offering Note 1.

[4]	See Offering Note 2.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,460,998,246.13. The prospectus is a final prospectus for the related offering.